Exhibit 10.1

FOURTH AMENDMENT AND

INCREASED FACILITY ACTIVATION NOTICE

FOURTH AMENDMENT, dated as of April 18, 2018 (this “Amendment”), to the Term Loan Credit Agreement, dated as of May 31, 2015 (as amended by the First Amendment, dated as of September 27, 2016, the Second Amendment dated as of September 28, 2017 and the Third Amendment, dated as of December 8, 2017, the “Credit Agreement”), among TTM TECHNOLOGIES, INC. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower wishes to (i) amend the Credit Agreement as set forth herein (the “Amended Credit Agreement”) and (ii) obtain $600,000,000 of Term B Commitments (as defined in the Credit Agreement) for Incremental Term Loans (as defined in the Credit Agreement) (the “Incremental Term Loan Commitments”) pursuant to Section 2.24 of the Amended Credit Agreement;

WHEREAS, upon the occurrence of the Fourth Amendment Effective Date (as defined in Section 3 of this Amendment), the Credit Agreement will be amended as set forth herein;

WHEREAS, each party to this Amendment designated as an “Incremental Term Lender” on its signature page hereto (each an “Incremental Term Lender” and, collectively the, the “Incremental Term Lenders”) wishes to provide an Incremental Term Loan Commitment and make Incremental Term Loans in the amount set forth opposite such Incremental Term Lender’s name on Schedule 1 hereto on the terms set forth herein; and

WHEREAS, the Borrower, the Administrative Agent and the Incremental Term Lenders are willing to agree to this Amendment and the Amended Credit Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.    Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.    Amendment to Credit Agreement. Effective as of the Fourth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)    The following definitions are hereby added in the appropriate alphabetical order to Section 1.1 of the Credit Agreement:

“Fourth Amendment”: the Fourth Amendment to this Agreement, dated as of April 18, 2018, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date”: the date on which the conditions precedent set forth in Section 3 of the Fourth Amendment shall have been satisfied, which date is April 18, 2018.

(b)    The definition of “Loan” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the words “and Fourth Amendment” immediately after the words “Second Amendment”.

(c)    The definition of definition of “Term B Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term B Commitment”: as to any Lender, the obligation of such Lender pursuant to the Second Amendment and Fourth Amendment to make a Term B Loan to the Borrower in a principal amount equal to the amount set forth on Schedule 1 to the Second Amendment or Fourth Amendment, as applicable. The aggregate amount of the Term B Commitments on the Second Amendment Effective Date was $350,000,000 (which was funded on the Second Amendment Effective Date). The aggregate amount of Term B Commitments on the Fourth Amendment Effective Date was $950,000,000.

(d)    The definition of “Term B Loan” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term B Loan”: a “New Term Loan” as defined in the Second Amendment and/or an Incremental Term Loan pursuant to the Fourth Amendment.

(e)    Section 2.3(a) of the Credit Agreement is hereby amended by replacing the words “Second Amendment Effective Date” with “Fourth Amendment Effective Date”.

SECTION 3.    Fourth Amendment Effective Date. This Amendment (subject to Section 5) shall become effective as of the date (the “Fourth Amendment Effective Date”) on which the following conditions precedent have been satisfied:

(a)    The Administrative Agent shall have received this Amendment, executed and delivered by the Administrative Agent, the Borrower and the Incremental Term Lenders.

(b)    Each Incremental Term Lender that is not a Lender under the Credit Agreement prior to the Fourth Amendment Effective Date (an “Existing Lender”) shall have executed a New Lender Supplement substantially in the form of Exhibit I-2 to the Amended Credit Agreement and delivered such executed New Lender Supplement to the Administrative Agent.

(c)    All costs, fees and expenses required to be paid by the Borrower to the Administrative Agent, Barclays Bank PLC, in its capacity as lead arranger and bookrunner for this Amendment (the “Initial Lead Arranger”) and the Incremental Term Lenders in connection with this Amendment (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent and Initial Lead Arranger) shall have been paid to the extent due and invoiced to the Borrower at least three Business Days prior to the scheduled Fourth Amendment Effective Date.

SECTION 4.    Increased Facility Activation Notice. The Borrower and each Incremental Term Lender hereby notify the Administrative Agent that:

(a)    Each Incremental Term Lender party hereto agrees to provide an Incremental Term Loan Commitment in the amount set forth opposite such Incremental Term Lender’s name on Schedule 1 hereto under the heading “Incremental Term Loan Commitment”.

(b)    The Incremental Term Loan Closing Date is the date on which all the conditions precedent in Section 4(g) are satisfied.

(c)    The aggregate principal amount of the Incremental Term Loan Commitments is $600,000,000.

(d)    Incremental Term Loans shall be repayable as set forth in Section 2.3(a) of the Amended Credit Agreement.

(e)    The Applicable Margin for the Incremental Term Loans shall be the same as the Applicable Margin for the Existing Term Loans.

(f)    For the avoidance of doubt, upon the funding of the Incremental Term Loans, the Incremental Term Loans shall constitute an increase to and a part of the “Term B Loans” and shall be designated as a part of the same Class of Term B Loans as the Term B Loans in existence immediately prior to the Fourth Amendment Effective Date (the “Existing Term Loans”). After the execution of this Agreement by the parties hereto, each reference in the Amended Credit Agreement to “Term B Loans”, shall include the Incremental Term Loans. The Incremental Term Loans shall constitute “Term B Loans”, “Loans” and “Obligations” for all purposes under the Credit Agreement and the other Loan Documents.

(g)    The agreement of each Incremental Term Lender party hereto to provide an Incremental Term Loan on the Incremental Term Loan Closing Date is subject to the satisfaction of the following conditions precedent:

(i)    The Fourth Amendment Effective Date shall have occurred;

(ii)    The acquisition (the “Acquisition”), directly or indirectly through a wholly-owned subsidiary of the Borrower, of all the outstanding equity interests of Anaren Holding Corp. (the “Target”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of December 1, 2017, between TTM Technologies, Inc., as Purchaser, Anaren Holdings LLC (the “Seller”) and the Target shall have been or, substantially concurrently with the initial borrowing under the Incremental Term Facility shall be, consummated in all material respects in accordance with the terms of the Purchase Agreement, without giving effect to any modifications, amendments or waivers or consents thereto that are materially adverse to the Incremental Term Lenders and the Lead Arrangers with respect to this Fourth Amendment (the “Lead Arrangers”) without the prior written consent of the Initial Lead Arranger (such consent not to be unreasonably withheld or delayed) (it being understood and agreed that (a) any decrease in the purchase price shall not be materially adverse to the Incremental Term Lenders or the Lead Arrangers so long as such decrease is allocated (i) first, to reduce the amount of the funding from cash on hand and/or cash from borrowings under revolving credit facilities until it is eliminated and (ii) second, to reduce the amount of funded debt on the Incremental Term Loan Closing Date and (b) any increase in the purchase price shall not be materially adverse to the Incremental Term Lenders or the Lead Arrangers so long as such increase is funded either with (a) cash on hand (not representing proceeds of debt), (c) equity proceeds, (d) debt under the Borrower’s existing revolving credit facilities in an amount up to $75.0 million (or such greater amount to be mutually agreed between the Borrower and Lead Arrangers) or (e) term debt up to an amount to be mutually agreed between the Borrower and Lead Arrangers). “Transactions” means the transactions contemplated by this Agreement, the Acquisition, the Refinancing (as defined below) and the consummation of any other transactions in connection with the foregoing (including in connection with the Purchase Agreement and the payment of the fees and expenses incurred in connection with any of the foregoing).

(iii)    the Administrative Agent shall have received all documents and instruments required to create and perfect the Administrative Agent’s security interest in the Collateral of the Guarantors and the Borrower to be acquired in the Acquisition shall have been executed and delivered to the Administrative Agent (including customary lien searches in each relevant jurisdiction) and, if applicable, be in proper form for filing; provided that to the extent any Collateral or any security interest therein (other than assets with respect to which a lien or security interest may be perfected by (x) the filing of a financing statement under the Uniform Commercial Code or (y) the delivery of stock certificates of the Borrower and its material domestic Subsidiaries required as collateral, together with undated stock powers executed in blank to the extent possession of such certificates perfects a security interest therein) is not provided or perfected on the Incremental Term Loan Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the provision and/or perfection of such security interests in such Collateral shall not constitute a condition precedent to the availability of the Incremental Term Facility on the Incremental Term Loan Closing Date, but shall be required to be provided and/or perfected within 30 days after the Incremental Term Loan Closing Date (subject to extensions granted by the Administrative Agent) in its reasonable discretion);

(iv)    in connection with the consummation of the Transactions, the Refinancing (as defined below) shall have been consummated. “Refinancing” means prepayment in full of all outstanding indebtedness of the Target under (i) the First Lien Credit Agreement, dated February 18, 2014, among the Seller, the Target and the other parties thereto and (ii) the Second Lien Credit Agreement, dated February 18, 2014, among the Seller, the Target and the other parties thereto;

(v)    the Initial Lead Arranger shall have received a certificate of the Borrower, dated the Incremental Term Loan Closing Date, substantially in the form of Exhibit A hereto, with appropriate insertions and attachments;

(vi)    the Initial Lead Arranger shall have received the executed legal opinion of (i) O’Melveny & Myers LLP, counsel to the Borrower and its Restricted Subsidiaries, (ii) Polsinelli PC, Colorado local counsel to the Borrower and its Restricted Subsidiaries and (iii) Rath, Young and Pignatelli, P.C., New Hampshire local counsel to the Borrower and its Restricted Subsidiaries, in each case, customary in form and substance;

(vii)    the Initial Lead Arranger shall have received a solvency certificate substantially in the form of Exhibit B hereto;

(viii)    since the date of the Purchase Agreement, there shall not have occurred and be continuing a Company Material Adverse Effect (as such term is defined in the Purchase Agreement);

(ix)    the Lenders shall have received, at least three Business Days prior to the Incremental Term Loan Date, all documentation and other information about any Loan Party reasonably requested by the Initial Lead Arranger in writing at least ten days prior to the Incremental Term Loan Closing Date and that the Initial Lead Arranger reasonably determines (i) is required by United States bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (ii) has not been previously provided to the Initial Lead Arranger;

(x)    (a) each of the representations and warranties made by any Loan Party in or pursuant to Sections 4.3(a) and (c), 4.4(a), 4.5 (solely with respect to organizational or governing documents and agreements governing Material Indebtedness), 4.11, 4.14, 4.16, 4.19, 4.20 and 4.24 of the Amended Credit Agreement and (b) such of the representations and warranties made by or on behalf of the Target and/or the Seller pursuant to the Purchase Agreement, as are material to the interests of the Incremental Term Lenders, but only to the extent that accuracy of any such representations or warranties is a condition to the obligations of the Borrower (or any affiliate thereof) to close under the Purchase Agreement or the Borrower (or an affiliate thereof) has the right (without regard to any notice requirement but giving effect to any applicable cure provisions) to terminate its obligations under the Purchase Agreement as a result of a breach of such representations or warranties in the Purchase Agreement, in each case shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of the Incremental Term Loan Closing Date immediately prior to and immediately after giving effect to the making of the Incremental Term Loans, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date; and

(xi)    The Administrative Agent shall have received (i) with respect to any Mortgaged Property that contains one or more buildings, a “life-of-loan standard flood hazard determination”, (ii) if any of the buildings on such Mortgaged Property is located in a special flood area, a policy of flood insurance that (x) covers each such parcel and the building(s) located thereon, (y) is written in an amount that is reasonably satisfactory to the Administrative Agent and otherwise in compliance with the coverage required with respect to the particular type of property under the National Flood Insurance Act of 1968, and (z) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (iii) if such Mortgaged Property is located in a special flood hazard area, confirmation that the Borrower has received the notice required pursuant to Regulation H of the Board.

SECTION 5.    Representations and Warranties. The Borrower represents and warrants to each of the Lenders and the Initial Lead Arranger that, as of the Fourth Amendment Effective Date, (i) the Borrower has taken all necessary corporate action to authorize (x) the execution and delivery of this Amendment, (y) the performance of this Amendment and the Amended Credit Agreement and (z) the extensions of credit on the terms and conditions of this Amendment and the Amended Credit Agreement, (ii) this Amendment has been duly executed and delivered on its behalf and (iii) this Amendment and the Amended Credit Agreement constitute its valid and binding obligations, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 6.    Effect of Amendment.

6.1.    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. The Borrower, on behalf of itself and each Guarantor, acknowledges and agrees that all of the Liens and security interests created and arising under any Loan Document remain in full force and effect and continue to secure its Obligations, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Amendment. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances. Nothing in this Amendment shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document.

6.2.    On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

6.3.    The Incremental Term Loan Commitments shall be subject to the terms and provisions of the Amended Credit Agreement and the other Loan Documents.

SECTION 7.    General.

7.1.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.2.    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.3.    Amendments. This Amendment may be amended, modified or supplemented only by a writing signed by the Administrative Agent, the Required Incremental Lenders (as defined below) and the Borrower; provided that any amendment or modification that would require the consent of all Lenders or all affected Lenders if made under the Credit Agreement shall require the consent of all Incremental Term Lenders or all affected Incremental Term Lenders, as applicable. “Required Incremental Lenders” means the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Incremental Term Loans made pursuant to this Amendment then outstanding.

7.4.    Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

TTM TECHNOLOGIES, INC., as Borrower

By:	/s/ Daniel J. Weber
Name: Daniel J. Weber
Title: Senior Vice President, General Counsel and Secretary

Fourth Amendment to Term Loan Credit Agreement

TTM Technologies, Inc.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Anna C. Araya
Name: Anna C. Araya
Title: Executive Director

Fourth Amendment to Term Loan Credit Agreement

TTM Technologies, Inc.

BARCLAYS BANK PLC, as an Incremental Term Lender

By:	/s/ Jeremy Hazan
Name: Jeremy Hazan
Title: Managing Director

Fourth Amendment to Term Loan Credit Agreement

TTM Technologies, Inc.

EXHIBIT A

FORM OF CLOSING CERTIFICATE

CLOSING CERTIFICATE

Pursuant to Section 4(g)(v) of the Fourth Amendment, dated as of April 18, 2018 (the “Amendment”), to the Term Loan Credit Agreement, dated as of May 31, 2015 (as amended by the First Amendment, dated as of September 27, 2016, the Second Amendment dated as of September 28, 2017 and the Third Amendment, dated as of December 8, 2017, the “Credit Agreement” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”; terms defined in the Amended Credit Agreement being used herein as therein defined), among TTM Technologies, Inc. (the “Borrower”), the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the undersigned Senior Vice President, General Counsel and Secretary of the Borrower, in such capacity and not in an individual capacity, hereby certifies as follows:

Each of the conditions set forth in Section 4(g) are satisfied.

(a)	The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)	Attached hereto as Annex 1 is a true and complete copy of (a) resolutions of the Board of Directors of the Borrower adopted by unanimous written consent on May 14, 2015, (b) actions taken by the Board of Directors of the Borrower as reflected in the minutes of a meeting of the Board of Directors on July 29, 2016, (c) actions taken by the Pricing Committee of the Board of Directors of the Borrower as reflected in the minutes of a meeting of the Pricing Committee on September 20, 2016 and (d) resolutions of the Board of Directors of the Borrower adopted by unanimous written consent on November 30, 2017, certified as of the date hereof by Borrower’s secretary as being in full force and effect; such resolutions and actions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

(c)	Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Borrower as in effect on the date hereof.

(d)	Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Borrower as in effect on the date hereof.

(e)	Attached hereto as Annex 4 is a certificate of existence and good standing for the Borrower from its jurisdiction of organization.

(f)	The following persons are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

TTM TECHNOLOGIES, INC.

By:
Name:
Title:

I, [                    ], the [                    ] of TTM Technologies, Inc., do hereby certify that [                    ] is the duly elected or appointed, as applicable, and qualified as, and on this day is, the [                    ] of TTM Technologies, Inc., and the signature above is his genuine signature.

IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the date set forth above.

By:
Name:
Title:

EXHIBIT B

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

Pursuant to Section 4(g)(vii) of the Fourth Amendment, dated as of April 18, 2018 (the “Amendment”), to the Term Loan Credit Agreement, dated as of May 31, 2015 (as amended by the First Amendment, dated as of September 27, 2016, the Second Amendment dated as of September 28, 2017 and the Third Amendment, dated as of December 8, 2017, the “Credit Agreement” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”; terms defined in the Amended Credit Agreement being used herein as therein defined), among TTM Technologies, Inc. (the “Borrower”), the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the undersigned Chief Financial Officer of the Borrower, in such capacity and not in an individual capacity, hereby certifies as follows:

1. I am the Chief Financial Officer of the Borrower.

2. I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

3. Based upon my review and examination described in paragraph 2 above, I certify on behalf of the Borrower and its subsidiaries, on a consolidated basis, that, as of the date hereof and after giving effect to the Transactions (as defined in the Fourth Amendment) and the other transactions contemplated by the Fourth Amendment and the Amended Credit Agreement:

(i) The sum of the “fair value” of the assets of the Borrower and its subsidiaries, taken as a whole, exceeds the sum of all debts of the Borrower and its subsidiaries, taken as a whole, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

(ii) The “present fair saleable value” of the assets of the Borrower and its subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liability on existing debts of the Borrower and its subsidiaries, taken as a whole, as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

(iii) The capital of the Borrower and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business in which they are or are about to become engaged.

(iv) The Borrower and its subsidiaries do not intend to incur, or believe that they will incur, debts, taken as a whole beyond their ability to pay such debts, taken as a whole, as they mature.

For purposes of clauses (i) through (iv) above, (a)(i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (b) the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time has been computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

The foregoing certifications are made and delivered as of April 18, 2018.

This certificate is being signed by the undersigned in his capacity as Chief Financial Officer of the Borrower and not in his individual capacity.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

TTM TECHNOLOGIES, INC.

By:
Name:	Todd Schull
Title:	Chief Financial Officer